Exhibit 99.3

Goldstein Schechter Price                         Vincent Carrodeguas, CPA
Lucas Horwitz & Co., PA                           Lawrence C. Elmer, CPA
certified public accountants and consultants      Carlos F. Garcia, CPA
                                                  Zvi Gold, CPA
                                                  Michael B. Goldstein, CPA
                                                  Sanford B. Horwitz, CPA
                                                  Alan Kirzner, CPA
                                                  Howard B. Lucas, CPA
                                                  Jerome T. Price, CPA
                                                  Saul H. Silverman, CPA
                                                  Joaquin R. Urquiola, CPA
                                                  Jeffrey L. Weiss, CPA


To the Members
LQD Adrenalina, LLC
and Subsidiaries
Miami, Florida


We have compiled the accompanying consolidated balance sheet of LQD Adrenalina, LLC and Subsidiaries (the "Company" or "LQD") as of September 30, 2007, and the related consolidated statements of operations, members' equity and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying consolidated financial statements and, accordingly, do not express an opinion or any other form of assurance on them.


/s/ Goldstein Schechter Price Lucas Horwitz & Co., P.A.
-------------------------------------------------------
    Goldstein Schechter Price Lucas Horwitz & Co., P.A.
    Miami, Florida
    October 12, 2007

-----------------------------------------------------------------------------
Goldstein Schechter Price Lucas Horwitz & Co., PA
2121 Ponce de Leon Blvd., 11th Floor, Coral Gables, FL 33134
Ph: 305-442-2200   Fax: 305-444-0880   www.gsplh.com   gsplh@gsplh.com

                                      F-1b

                   LQD Adrenalina, LLC and Subsidiaries
                        Consolidated Balance Sheet
                            September 30, 2007



Consolidated Balance Sheet

Assets

Current assets
  Cash and cash equivalents                            $       6,427
  Accounts receivable, net allowance for doubtful
    accounts of $45,490                                       19,258
  Inventories and film costs                               1,338,225
  Notes receivable - related parties                         728,518
  Prepaid expenses and other current assets                1,384,354
                                                       --------------
     Total current assets                                  3,476,782
  Non-current inventories and film costs, net                932,545
  Property and equipment, net                              2,971,423
  Intangible assets, net                                     250,444
                                                       --------------
     Total assets                                      $   7,631,194
                                                       ==============

Liabilities and Members' Equity

Current liabilities:
  Accounts payable and accrued
   liabilities                                         $     981,355
  Note payable - related party                             4,177,257
                                                       --------------
     Total current liabilities                             5,158,612
                                                       --------------

  Commitments and contingencies

Members' equity
  Members' interest                                        8,978,817
  Accumulated deficit                                     (6,506,235)
                                                       --------------

     Total members' equity                                 2,472,582
                                                       --------------

       Total liabilities and members' equity           $   7,631,194
                                                       ==============

See accountants' compilation report and accompanying notes to the consolidated financial statements.

                                      F-2b

                   LQD Adrenalina, LLC and Subsidiaries
                   Consolidated Statement of Operations
              For the nine months ended September 30, 2007



Consolidated Statement of Operations

Revenues:
  Retail sales                                         $   1,647,397
  Entertainment                                              702,583
  Publishing                                                 131,858
                                                       --------------
     Total revenues                                        2,481,838
                                                       --------------

Cost of revenues:
  Merchandise                                                947,088
  Licensing fees                                             566,930
  Production                                                 281,583
                                                       --------------
     Total cost of revenues                                1,795,601
                                                       --------------

Gross margin                                                 686,237
                                                       --------------

Operating expenses:
  Selling, general and administrative                      3,437,933
  Depreciation and amortization                              734,692
                                                       --------------
     Total operating expenses                              4,172,625
                                                       --------------

  Net loss                                             $  (3,486,388)
                                                       ==============

Net loss per members' share - basic
  and diluted                                          $       (0.35)
                                                       ==============

Member shares used in calculation of per
  share data - basic and diluted                          10,000,000
                                                       ==============

See accountants' compilation report and accompanying notes to the consolidated financial statements.

                                      F-3b

                   LQD Adrenalina, LLC and Subsidiaries
                Consolidated Statement of Members' Equity
               For the nine months ended September 30, 2007



Consolidated Statement of Members' Equity


                                                                 Total
                              Members'        Accumulated       Members'
                              Interest          Deficit          Equity
                           ---------------  ---------------  ---------------
Balance December 31, 2006  $    8,978,817   $   (3,019,847)  $    5,958,970

Net loss                                -       (3,486,388)      (3,486,388)
                           ---------------  ---------------  ---------------

Balance September 30, 2007 $    8,978,817   $   (6,506,235)  $    2,472,582
                           ===============  ===============  ===============

See accountants' compilation report and accompanying notes to the consolidated financial statements.


                                      F-4b

                   LQD Adrenalina, LLC and Subsidiaries
                   Consolidated Statement of Cash Flows
              For the nine months ended September 30, 2007



Consolidated Statement of Cash Flows

Cash flows from operating activities:

  Net loss                                             $  (3,486,388)
                                                       --------------

  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                           734,692
     Bad debt expense                                         45,490
  Changes in operating assets and liabilities which
   provided (used) cash:
     Accounts receivable                                     114,628
     Inventories and film costs, net                        (797,841)
     Prepaid expenses and other current assets              (906,239)
     Accounts payable and accrued liabilities                391,266
                                                       --------------
       Total adjustments                                    (418,994)
                                                       --------------
       Net cash used in operating activities              (3,904,392)
                                                       --------------

Cash flows from investing activities:
  Repayment of related party note receivable                 760,787
  Purchase of property and equipment                      (1,038,932)
                                                       --------------
       Net cash used in investing activities                (278,145)
                                                       --------------

Cash flows from financing activities:
  Proceeds from related party note                         3,891,163
                                                       --------------
       Net cash provided by financing activities           3,891,163
                                                       --------------

Net decrease in cash and cash equivalents                   (291,374)
Cash and cash equivalents, December 31, 2006                 297,801
                                                       --------------
Cash and cash equivalents, September 30, 2007          $       6,427
                                                       ==============

See accountants' compilation report and accompanying notes to the consolidated financial statements.


                                      F-5b

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2007
-----------------------------------------------------------------------------

Note 1 - Description of Business, Basis of Presentation and Summary of Significant Accounting Policies

Description of Business

LQD Adrenalina, LLC (the "Company" or "LQD") formed on September 13, 2004 is a media, retail and entertainment company headquartered in South Florida. The Company operates in Latin America and in the Southeastern United States. LQD classifies its business interests in three reportable lines:

Entertainment: theatrical and TV film and music production and distribution.

Retail Sales: extreme sports and adventure themed stores located in regional shopping malls.

Publishing: extreme sports oriented periodical publishing and distribution.

Basis of Consolidation

The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses and cash flows of the Company and all entities in which LQD has a controlling voting interest ("subsidiaries") and variable interest entities ("VIE") required to be consolidated in accordance with U.S. generally accepted accounting principles ("GAAP"). All intercompany accounts and transactions between consolidated companies have been eliminated in consolidation.

The Company's consolidated financial statements include the accounts of LQD Adrenalina, LLC and its wholly owned subsidiaries Extreme Publishing, LLC, Time Code, LLC, Adrenalina Films, LLC, Indika, LLC, Liquid Publishing, LLC and Miami Music & Records, LLC.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the accompanying consolidated financial statements include accounting for depreciation and amortization, barter transactions, business combinations, and contingencies.


                                      F-6b

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
September 30, 2007
-----------------------------------------------------------------------------

Note 1 - Description of Business, Basis of Presentation and Summary of Significant Accounting Policies - continued

Recent Accounting Standards
---------------------------

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements
                                   -------------------------------------
("SFAS 157"). SFAS 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and expands on required disclosures about fair value measurement. SFAS 157 is effective for the Company on January 1, 2008 and will be applied prospectively. The provisions of SFAS 157 are not expected to have a material impact on the Company's consolidated financial statements.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for
                                  ---------------------------------------
Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 permits
------------------------------------------
companies to choose to measure, on an instrument-by-instrument basis, financial instruments and certain other items at fair value, that are not currently required to be measured at fair value. The Company currently is evaluating whether to elect the option provided for in this standard. If elected, SFAS 159 would be effective for the Company as of January 1, 2008.

Summary of Significant Accounting Policies
------------------------------------------

Cash and Cash Equivalents

The Company considers all highly liquid accounts with an original maturity date of three months or less to be cash equivalents. The Company maintains bank accounts in US banks, which at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts and believes it is not exposed to any significant risk on bank deposit accounts.

Accounts Receivable

Accounts receivable represent amounts currently due to the Company under contractual obligations or for services performed. When necessary, the Company evaluates and maintains an allowance for these accounts to cover anticipated losses or when the receivables become greater than 90-days past due. At September 30, 2007, the Company recorded an allowance of $45,490.

                                      F-7b

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
September 30, 2007
-----------------------------------------------------------------------------

Note 1 - Description of Business, Basis of Presentation and Summary of Significant Accounting Policies - continued

Summary of Significant Accounting Policies - continued
------------------------------------------------------

Inventories and Film Costs
--------------------------

Retail Merchandise

The Company's retail inventories are comprised of extreme sports and adventure life-style equipment and clothing. It is valued at the lower of cost or market using the weighted average cost method that approximates the first-in, first-out ("FIFO") method. Average cost includes the direct purchase price of merchandise inventory and shipping costs.

Film Costs

Film costs included in inventory include the cost of completed television episodes, completed and unreleased episodes and development pre-production costs, all reflected at the lower of cost, less accumulated amortization, or fair value.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets or over the lesser of the term of the lease or the estimated useful life of the assets under lease. Normal repairs and maintenance are expensed as incurred whereas significant improvements, which materially increase values or extend useful lives are capitalized and depreciated over the remaining estimated useful lives of the related assets.

                                                     Lives
                                                 ------------
Leasehold Improvements                               10 years
Furniture, Fixtures and Equipment                5 - 10 years
Vehicles                                              5 years
Software                                              3 years

Intangible Assets

As a creator and distributor of branded information and copyrighted products, LQD has a significant number of intangible assets, television libraries, copyrighted products and trademarks. In accordance with generally accepted accounting principles, the Company does not recognize the fair value of internally generated intangible assets. Costs incurred to create and produce copyrighted product, such as the television series, generally are either expensed as incurred or capitalized as tangible assets. As such, costs incurred to create or extend brands, such as magazine titles, generally result in losses over an extended development period and are recognized as a reduction of income as incurred, while any corresponding brand value created is not recognized as an intangible asset on the consolidated balance sheet. However, intangible assets acquired, or as part of business combinations, accounted for under the purchase method of accounting, are recorded at fair value on the Company's consolidated balance sheet.


                                      F-8b

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2007
-----------------------------------------------------------------------------

Note 1 - Description of Business, Basis of Presentation and Summary of Significant Accounting Policies - continued

Summary of Significant Accounting Policies - continued
------------------------------------------------------

Indefinite-Lived Intangible Assets

Indefinite-lived intangible assets, which consist of trademarks and brand names, are tested for impairment annually as of December 31 and whenever events or circumstances make it more likely than not that impairment may have occurred, such as a significant adverse change in the business climate. Estimating fair value is performed by utilizing various valuation techniques, which require management to make significant estimates and assumptions about the carrying value of these assets.

Leases

The Company leases its main office, warehouse and store locations, which are accounted for under the provisions of SFAS No. 13, Accounting for Leases, and subsequent amendments, which require that leases be evaluated and classified as operating or capital leases for financial reporting purposes.

Certain leases contain scheduled rent increases, and may include an initial period of free or reduced rent as an inducement to enter into the lease agreement ("rent holidays"). The Company recognizes rental expense for rent increases and rent holidays on a straight-line basis over the terms of the underlying leases, without regard to when rent payments are made. The calculation of straight-line rent is based on the "reasonably assured" lease term as defined in SFAS No. 98, Accounting for Leases: Sale-Leaseback
                   --------------------------------------------------
Transactions Involving Real Estate, Sales Type Leases of Real Estate,
---------------------------------------------------------------------
Definition of the Lease Term, and Initial Direct Costs of Direct Financing
--------------------------------------------------------------------------
Leases-an amendment of FASB Statements No. 13, 66, and 91 and a rescission of SFAS Statement No. 26 and Technical Bulletin No. 79-11. This amended definition of the lease term may exceed the initial non-cancelable lease term.

Entertainment

Television series are produced for foreign or domestic cable and syndicated television markets. Revenues from the distribution of television product are recognized when the films or series are available to telecast, except for barter advertising agreements where the recognition of revenue is deferred until the related advertisements are exhibited.

Cable and syndicated television licensing agreements are routinely entered into in advance of the available telecast dates. Agreements may include rights to receive cash and barter advertising time. For cash contracts, the related revenues are not recognized until product is available for telecast under the contractual terms of the related license agreement. For television barter arrangements, the related revenues are not recognized until the product is available for telecast and the advertising spots received under such contracts are sold to third parties and aired.

Film costs include the unamortized cost of completed television episodes, television series in production or initial development. Film costs are stated at the lower of cost, less accumulated amortization, or fair value.


                                      F-9b

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
September 30, 2007
-----------------------------------------------------------------------------

Note 1 - Description of Business, Basis of Presentation and Summary of Significant Accounting Policies - continued

Summary of Significant Accounting Policies - continued
------------------------------------------------------

Entertainment - continued

In the normal course of operations the Company enters into barter transactions whereby it exchanges programming product for advertising time that it can use or resell. The advertising time is provided by broadcasting companies in the United States and Central and South America. These transactions are valued at the fair value of the related programming product based on comparable arrangements in the broadcast areas. These transactions are accounted for at the time the programming is broadcast and the advertising is used.

For the nine months ended September 30, 2007, the value of the recorded barter transactions included in advertising revenues and licensing fees was $377,200.

Retail

Revenue from retail store sales is recognized when merchandise is sold and delivered to the customer.

Publishing

Magazine advertising revenues are recognized at the magazine cover date. Magazine sales revenues are primarily generated from bulk orders from retail outlets such as newsstands, supermarkets and convenience stores. Revenues from these sales are recorded when the magazines are placed with the vendor because all sales are final and there is no right of return for unsold copies.

Gift Cards

Cash received from the sale of gift cards is recorded as a liability, and revenue is recognized upon the redemption of the gift card or when it is determined that the likelihood of redemption is remote. At September 30, 2007 the Company had a recorded gift card liability of $19,124.

Advertising Costs

The Company expenses advertising costs when incurred. Advertising expense during the nine months ended September 30, 2007, was $217,092.

Income Taxes

As a limited liability company, the Company's taxable income or loss is allocated to members' income in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the consolidated financial statements.

                                      F-10b

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
September 30, 2007
-----------------------------------------------------------------------------

Note 1 - Description of Business, Basis of Presentation and Summary of Significant Accounting Policies - continued

Summary of Significant Accounting Policies - continued
------------------------------------------------------

Net Loss per Share

Basic net loss per share is computed using the weighted-average number of common shares outstanding during the period.

Note 2 - Inventories and Film Costs

Inventories and film costs at September 30, 2007 consisted of the following:

Retail merchandise                                           $  830,868
Film costs - Television:
  Released, less amortization of $1,411,977                     880,440
Film costs - Theatrical:
  Development and pre-production                                559,462
------------------------------------------------------------------------
Total inventories and film costs                              2,270,770
  Less: current portion                                      (1,338,225)
------------------------------------------------------------------------
Total noncurrent inventories and film costs                  $  932,545
========================================================================

Film cost amortization totaled $499,490 for the nine months ended September 30, 2007.

The Company anticipates that film costs will be amortized by September 30, 2010. In addition, approximately $507,500 of the film costs of released and completed and unreleased television product are expected to be amortized during the twelve months ended September 30, 2008.


                                      F-11b

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2007
-----------------------------------------------------------------------------

Note 3 - Property and Equipment

Major categories of property and equipment at September 30, 2007 were as follows:

Leasehold improvements                                  $   1,202,032
Furniture, fixtures and equipment                           1,094,908
Software                                                       90,978
Vehicles                                                       15,000
Construction in process                                       899,726
---------------------------------------------------------------------
Total                                                       3,302,644
  Less accumulated depreciation and amortization              331,221
---------------------------------------------------------------------
Total property and equipment                            $   2,971,423
=====================================================================

Depreciation expense totaled $229,202 for the nine months ended
September 30, 2007.

Note 4 - Intangible Assets

Trademarks and licensing agreements with indefinite and determinable lives for the nine months ended September 30, 2007 were as follows:

                                                Lives
-----------------------------------------------------------------------
Trademarks
  Adrenalina(R)                               Indefinite   $   230,000
  Licensing Agreements                          5 years         40,000
-----------------------------------------------------------------------
Total                                                          270,000
  Less accumulated amortization                                (19,556)
-----------------------------------------------------------------------
Total intangible assets                                    $   250,444
=======================================================================

The Company anticipates that the future amortization of its licensing rights will approximate $8,000 for each of the twelve months ended September 30, 2008, 2009 and $4,444 during 2010.


                                      F-12b

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
September 30, 2007
-----------------------------------------------------------------------------

Note 5 - Commitments and Contingencies

Operating Leases

The Company's rent expense amounted to approximately $541,500 for the nine months ended September 30, 2007. The Company has various long-term noncancelable lease commitments for its offices, warehouse and stores, which expire through 2017. The minimum rental commitments under noncancelable long-term operating leases are as follows:

Year ended September 30,                         Amount
---------------------------------------------------------
2008                                          $   980,037
2009                                            1,518,528
2010                                            1,524,334
2011                                            1,537,494
2012                                            1,547,155
Thereafter                                      8,612,938
---------------------------------------------------------
Total                                         $15,720,486
=========================================================

Litigation

The Company is involved in various claims and legal proceedings in the ordinary course of its business activities. The Company believes that any potential liability associated with the ultimate outcome of these matters will not have a material adverse effect on its financial position or results of operations.

FlowRider(R) Agreement

During April 2007, the Company entered into an exclusive five-year agreement to acquire thirty-six FlowRider water-themed entertainment units for placement in its future mall-based retail shops. The per-unit prices begin at $595,000 and $795,000 for single and double sized units, respectively, with price escalations for contract years after 2008. The agreement is subject to a performance schedule governing order timing and equipment deposits. Non-refundable deposits placed as of October 12, 2007 were approximately $1,300,000.


                                      F-13b

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
September 30, 2007
-----------------------------------------------------------------------------

Note 6 - Related Party Transactions

Related Party Notes Receivable

As of September 30, 2007, the Company had advanced $728,518 to unconsolidated affiliates. These notes receivable are due on demand and do not bear interest.

Related Party Note Payable

As of September 30, 2007, the Company had received short-term advances in the amount of $4,177,257 from members. The loans are due on demand and do not bear interest.

Note 7 - Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for the period ended September 30, 2007:

                                                  Carrying     Fair
     (Amounts in thousands)                        Amount      Value
-----------------------------------------------------------------------
Assets:
  Cash and cash equivalents                       $      6     $   6
  Accounts receivable                                   19        19
  Notes receivable - related parties                   729       729
Liabilities:
  Accounts payable and
    accrued liabilities                           $    981     $ 981
  Note payable - related parties                     4,177     4,177

The fair value of cash and cash equivalents approximates the carrying amount due to the short maturity of those instruments.

The fair value of the Company's notes receivable and debt are primarily based upon variable interest rates, which issuance amount approximates fair value.

The fair value of the Company's accounts receivable and accounts payable approximate their fair value due to the relatively short maturities.


                                      F-14b